                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: July 9, 2003



                      SMITH BARNEY FUND MANAGEMENT LLC

                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name: Christina T. Sydor
                         Title: Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title:  Assistant Secretary



                      CITIGROUP INC.

                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:   Serena D. Moe
                         Title:  Assistant Secretary